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                                                                   EXHIBIT 10.31

                                 FIRST COINSURED
                 AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT

                  (hereinafter referred to as the "AGREEMENT")

   In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth

              THE SUBSCRIBING REINSURERS EXECUTING THE INTERESTS &
              LIABILITIES CONTRACTS ATTACHED TO AND FORMING A PART
                               OF THIS AGREEMENT
                  (hereinafter referred to as the "REINSURER")

            does hereby indemnify, as herein provided and specified,

                    TRENWICK AMERICA REINSURANCE CORPORATION
                              Stamford, Connecticut
                  (hereinafter referred to as the "REINSURED")
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                             ARTICLE AND PAGE NUMBER

1. BUSINESS COVERED                                                            3
2. TERM                                                                        3
3. TERRITORY                                                                   4
4. RETENTION, REINSURER'S SHARE, AND LIMIT                                     4
5. OTHER REINSURANCE                                                           6
6. LOSS SETTLEMENTS                                                            6
7. REINSURANCE PREMIUM                                                         7
8. ADDITIONAL PREMIUM                                                          7
9. EXPERIENCE ACCOUNT                                                          7
10. REINSURER'S MARGIN                                                         8
11. FUNDS WITHHELD                                                             8
12. COMMUTATION                                                               10
13. REPORTS AND REMITTANCES                                                   11
14. TAXES                                                                     12
15. COVENANTS OF THE REINSURED                                                12
16. DEFINITIONS                                                               13
17. ULTIMATE NET LOSS                                                         14
18. NET RETAINED LINES                                                        14
19. RIGHT OF OFFSET                                                           15
20. ERRORS AND OMISSIONS                                                      15
21. CURRENCY                                                                  16
22. EXTRA CONTRACTUAL OBLIGATIONS                                             16
23. EXCESS OF ORIGINAL POLICY LIMITS LOSS                                     16
24. ARBITRATION                                                               17
25. ACCESS TO RECORDS                                                         18
26. INSOLVENCY                                                                18
27. GOVERNING LAW                                                             19
28. SERVICE OF SUIT                                                           19
29. AMENDMENTS AND ALTERATIONS                                                20
30. ASSIGNMENT                                                                20
31. NO THIRD PARTY RIGHTS                                                     20
32. NO IMPLIED WAIVER                                                         20
33. SECURITY                                                                  20
34. MERGERS AND ACQUISITIONS                                                  21
35. INTERMEDIARY                                                              21
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ARTICLE 1 - BUSINESS COVERED

In consideration of the premium to be paid by the Reinsured and subject to the terms, conditions, exclusions and limits hereafter set forth, the Reinsurer agrees to indemnify the Reinsured on an aggregate excess of loss basis for the Reinsurer's share of Ultimate Net Loss that the Reinsured has incurred in excess of the retention as a result of losses occurring during the Term of this Agreement as respects the Reinsured's contracts, agreements and other evidence of reinsurance in respect of all casualty reinsurance assumed business entered into by the Reinsured (the "POLICIES"), but specifically excluding the following business:

-        finite risk reinsurance

- pollution liability when written by the Reinsured as a named peril, but excluding first party cleanup

-        policyholder dividends

- nuclear incidents: in accordance with the attached Nuclear Incident Exclusion Clauses:

                  a. Nuclear Incident Exclusion Clause - Liability - Reinsurance
                  - U.S.A. and Canada;

                  b. Nuclear Incident Exclusion Clause - Physical Damage-Reinsurance - U.S.A. and Canada;

                  c. Nuclear Incident Exclusion Clause - Physical Damage and Liability (Boiler and Machinery Policies) - Reinsurance - U.S.A. and Canada;

                  d. Nuclear Energy Risks Exclusion Clause - Reinsurance - Worldwide excluding U.S.A. and Canada.

-        war risks (in accordance with the attached War Risk Exclusion Clause)

- insolvency and guarantee funds (in accordance with the attached Insolvency And Guarantee Funds Exclusion Clause)

- residual market assessments, second injury fund assessments, rehabilitation assessments, and any other similar type assessments

-        financial guarantee business

-        loss portfolio transfers

ARTICLE 2 - TERM

The term (the "TERM") of this Agreement shall be the period commencing at 12:01 a.m., Eastern Standard Time, January 1, 1997 (the "EFFECTIVE DATE") through to and including the earlier of 11:59 p.m., Eastern Standard Time, December 31, 1997 or the date on which this Agreement is otherwise canceled as provided for below (the "EXPIRATION DATE").

This Agreement may not be canceled by the Reinsured. The Reinsurer shall have the right to
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cancel this Agreement as provided for in the articles entitled "COVENANTS OF THE
REINSURED", "MERGERS AND ACQUISITIONS", or "RIGHT OF OFFSET" and as provided for below.

In the event that the Reinsured fails to pay the Reinsurance Premium and/or the Additional Premium, if any, within 15 days of the date such premium is due, the Reinsurer shall notify the Reinsured in writing via registered mail of the overdue amounts. In the event that the Reinsured does not remit the overdue amounts to the Reinsurer within 15 days of receiving such notification from the Reinsurer, the Reinsurer shall have the right to immediately cancel this Agreement by mailing the Reinsured a written notice of cancellation and the Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) as of the date of cancellation. The mailing of such notice shall be sufficient notice and the effective date of cancellation shall be the date the notice of cancellation was posted.

In the event that the Reinsured fails to pay a Reinsurance Premium and/or an Additional Premium, if any, that is due after the Expiration Date of this Agreement within 15 days of the date such premium is due, the Reinsurer shall notify the Reinsured in writing via registered mail of the overdue amounts. In the event that the Reinsured does not remit the overdue amounts to the Reinsurer within 15 days of receiving such notification from the Reinsurer, the Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall immediately and without further notice be reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative).

ARTICLE 3 - TERRITORY

This Agreement shall apply only to losses occurring in the United States of America, Canada and Europe.

ARTICLE 4 - RETENTION, REINSURER'S SHARE, AND LIMIT

1) LIMIT A:

The Reinsurer agrees to indemnify the Reinsured for the Reinsurer's Share of the amount of the Reinsured's aggregate Ultimate Net Loss that is in excess of 53% of Subject Earned Premium.

         The "REINSURER'S SHARE" under Limit A shall be determined as follows:

         If the Ultimate Net Loss is less than 53% of Subject Earned Premium, the Reinsurer's Share under Limit A shall equal zero, otherwise, the Reinsurer's Share under Limit A shall equal the lesser of (1) "A" divided by "B" or (2) 100%,

                           Where:
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                           "A" is equal to 193.0% of the Reinsurance Premium
                  paid, plus the lesser of (1) the amount of Ultimate Net Loss incurred from Clash losses, or (2) $7 million; and

                           "B" is equal to the amount of Ultimate Net Loss in
                  excess of 53% of Subject Earned Premium.

UNDER NO CIRCUMSTANCES SHALL THE REINSURER'S AGGREGATE LIMIT OF LIABILITY FOR ULTIMATE NET LOSS UNDER THIS LIMIT A EXCEED 193.0% OF THE REINSURANCE PREMIUM PAID, PLUS $7 MILLION.

2) LIMIT B:

The Reinsurer agrees to indemnify the Reinsured for the Reinsurer's Share of the amount of the Reinsured's aggregate Ultimate Net Loss that is in excess of 90% of Subject Earned Premium.

The "REINSURER'S SHARE" under Limit B shall be determined as follows:

         If the Ultimate Net Loss is less than 90% of Subject Earned Premium, the Reinsurer's Share under Limit B shall equal zero, otherwise, the Reinsurer's Share under Limit B shall be equal to the lesser of (1) "C" divided by "D" or (2) "E",

                           Where:

                           "C" is equal to 27.5% of the Reinsurance Premium
                  paid; and

                           "D" is equal to the amount of Ultimate Net Loss in
                  excess of 90% of Subject Earned Premium; and

                           "E" is equal to 100% less the Reinsurer's Share under
                  Limit A calculated above.

UNDER NO CIRCUMSTANCES SHALL THE REINSURER'S AGGREGATE LIMIT OF LIABILITY FOR ULTIMATE NET LOSS UNDER THIS LIMIT B EXCEED 27.5% OF THE REINSURANCE PREMIUM PAID.

3) TOTAL AGGREGATE LIMIT:

Notwithstanding the Reinsurer's obligations under Limit A and Limit B above, the Reinsurer's maximum aggregate limit of liability for Ultimate Net Loss under this Agreement shall be subject to a maximum aggregate limit (the "TOTAL AGGREGATE LIMIT") equal to the lesser of:
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         (1) 220.5% of Reinsurance Premium paid, plus the lesser of (1) the amount of Ultimate Net Loss incurred from Clash losses, or (2) $7 million; or

         (2) $36,250,000 plus the amount of Ultimate Net loss covered under Limit A that exceeds 193.0% of the Reinsurance Premium paid.

Notwithstanding the foregoing, the Total Aggregate Limit of liability hereunder is further subject to adjustment as provided for in the articles entitled "TERM", "COVENANTS OF THE REINSURED", and "RIGHT OF OFFSET".

UNDER NO CIRCUMSTANCES SHALL THE TOTAL LIABILITY OF THE REINSURER UNDER OR RELATED TO THIS AGREEMENT EXCEED THE TOTAL AGGREGATE LIMIT.

ARTICLE 5 - OTHER REINSURANCE

The Reinsured is hereby granted permission to carry Aggregate Excess of Loss Reinsurance as specified in the SECOND COINSURED AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT between Continental Casualty Company, Centre Reinsurance Company of New York, and the Reinsured as attached hereto and coverage further described as follows:

         14% of Subject Earned Premium in excess of 67% of Subject Earned Premium in the annual aggregate; and

         $3 million in excess of 92% of Subject Earned Premium in the annual aggregate,

it being understood and agreed that, for all purposes of this Agreement, including the calculation of the Reinsurance Premium, the Retention, the Limits, and the Ultimate Net Loss hereunder, any amounts recoverable thereunder shall be ignored.

ARTICLE 6 - LOSS SETTLEMENTS

The Reinsurer agrees to pay the Reinsured the amounts of Ultimate Net Loss due hereunder and paid by the Reinsured (or payable by the Reinsured in case of insolvency in accordance with the article entitled "INSOLVENCY") quarterly in arrears and payment will be due within sixty (60) days following receipt and verification of an account statement submitted by the Reinsured to the Reinsurer. Ultimate Net Loss payments due by the Reinsurer in accordance with the provisions herein shall first be paid by way of offset against the Funds Withheld Balance until such balance is exhausted.

Notwithstanding any provision to the contrary contained herein, and except for the articles entitled "EXTRA CONTRACTUAL OBLIGATIONS" and "EXCESS OF ORIGINAL POLICY LIMITS LOSS", coverage under this Agreement is expressly limited to claims or losses arising under the Reinsured's Policies; provided, however, that such claims or losses are within the terms, conditions and limitations of the original policies and within the terms, conditions and limitations of this Agreement.
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ARTICLE 7 - REINSURANCE PREMIUM

Subject to the article entitled "FUNDS WITHHELD", the Reinsured shall pay to the Reinsurer a premium (the "REINSURANCE PREMIUM") equal to 7.25% of the projected Subject Earned Premium, payable in equal quarterly installments in advance, subject to a maximum Reinsurance Premium equal to $18,125,000.

Within thirty (30) days following the end of each calendar quarter the Reinsured shall make appropriate adjustments for the amount by which 7.25% of the Subject Earned Premium for that calendar quarter exceeds or is less than the amounts previously paid by the Reinsured for that calendar quarter.

ARTICLE 8 - ADDITIONAL PREMIUM

Subject to the article entitled "FUNDS WITHHELD", the Reinsured shall pay to the Reinsurer an additional premium (the "ADDITIONAL PREMIUM") equal to 65% of the Ultimate Net Loss covered under Limit A, in excess of 193% of the Reinsurance Premium paid, subject to a maximum Additional Premium equal to $4.55 million, and such Additional Premium shall be paid to the Reinsurer with the applicable quarterly Ultimate Net Loss report as put forth in the article entitled "REPORTS AND REMITTANCES".

Within thirty (30) days following the end of each calendar quarter the Reinsured shall make appropriate adjustments for the amount by which 65% of the Ultimate Net Loss covered under Limit A that is in excess of 193.0% of the Reinsurance Premium paid to date, exceeds or is less than the amounts of Additional Premiums previously paid by the Reinsured.

ARTICLE 9 - EXPERIENCE ACCOUNT

A notional account (the "EXPERIENCE ACCOUNT") shall be calculated by the Reinsurer from the Effective Date of this Agreement and maintained until there is a complete and final release of all of the Reinsurer's obligations to the Reinsured under this Agreement.

The balance of the Experience Account (the "EXPERIENCE ACCOUNT BALANCE") as of any December 31 shall be defined as:

(1) 100% of the Reinsurance Premium and Additional Premium, if any, received by the Reinsurer (or Funds Withheld in accordance with the article entitled "FUNDS WITHHELD"), less

(2)      the Reinsurer's Margin paid to the Reinsurer, less

(3)      100% of Ultimate Net Loss paid (or offset) by the Reinsurer, plus
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(4)      the Cumulative Experience Account Investment Credit.

         The Reinsurance Premium, and Additional Premium, if any, shall be credited to the Experience Account on the day said monies are received by the Reinsurer's designated bank, or credited to the Funds Withheld Balance in accordance with the article entitled "FUNDS WITHHELD", as the case may be.

         The Ultimate Net Loss due from the Reinsurer shall be charged against the Experience Account on the day said monies are received by the Reinsured's designated bank, or offset against the Funds Withheld Balance in accordance with the article entitled "FUNDS WITHHELD", as the case may be, and further subject to the article entitled "REPORTS AND REMITTANCES".

         For the purpose of calculating the balance of the Experience Account, the Reinsurer's Margin shall be deemed to be deducted in proportion to and at the same time as the crediting to the Experience Account of the Reinsurance Premium.

         The Experience Account investment credit (the "EXPERIENCE ACCOUNT INVESTMENT CREDIT") for each calendar year shall equal the average daily balance of the Experience Account for that calendar year (or portion thereof), determined as if the Reinsurance Premium and Additional Premium, if any, as finally computed were paid on January 1, 1997, multiplied by 7% (or the pro-rata portion thereof). The cumulative Experience Account Investment Credit (the "CUMULATIVE EXPERIENCE ACCOUNT INVESTMENT CREDIT") shall be equal to the sum of the Experience Account Investment Credits for each calendar year, or portion thereof, since the Effective Date of this Agreement.

ARTICLE 10 - REINSURER'S MARGIN

The Reinsurer's margin (the "REINSURER'S MARGIN") shall be equal to 7.0% of the Reinsurance Premium payable under this Agreement, payable in equal quarterly installments in advance on the first day of each calendar quarter.

ARTICLE 11 - FUNDS WITHHELD

Subject to the terms herein, the Reinsured shall retain the Reinsurance Premium and Additional Premium, if any, due hereunder on a funds withheld basis, provided however, that the Reinsurer's Margin shall be paid in cash to the Reinsurer and shall not be affected by the terms of this "Funds Withheld" article. The amount of such withheld Reinsurance Premium, net of Reinsurer's Margin, and Additional Premium, if any, shall be called "FUNDS WITHHELD". In consideration of the Reinsurer agreeing to the Funds Withheld, the Reinsured agrees (i) to calculate a notional Funds Withheld account from the Effective Date of this Agreement until there is a complete and final release of all of the Reinsurer's obligations to the Reinsured under this Agreement and (ii) that the Funds Withheld Balance may be set off by the Reinsurer against liability of any nature whatsoever (whether then contingent, due and payable, or in the future becoming due) that the Reinsurer may then have, or in the future may have under this Agreement and (iii) that such
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setoff shall occur as a condition precedent to any payments by the Reinsurer hereunder.

The balance of the Funds Withheld account (the "FUNDS WITHHELD BALANCE") as of any December 31 shall be defined as:

(1) 100% of the Reinsurance Premium and Additional Premium, if any, due hereunder, less

(2)      the Reinsurer's Margin paid to the Reinsurer, less

(3)      100% of Ultimate Net Loss paid (or offset) by the Reinsurer, plus

(4)      the Cumulative Funds Withheld Investment Credit.

The Reinsurance Premium, and Additional Premium, if any, shall be credited to the Funds Withheld Balance on the date such monies are payable.

The Ultimate Net Loss due from the Reinsurer shall be charged against the Funds Withheld Balance on the date such monies are due and further subject to article entitled "REPORTS AND REMITTANCES".

For the purpose of calculating the balance of the Funds Withheld account, the Reinsurer's Margin shall be deemed to be deducted in proportion to and at the same time as the crediting to the Funds Withheld account of the Reinsurance Premium.

The Funds Withheld investment credit (the "FUNDS WITHHELD INVESTMENT CREDIT") for each calendar year shall equal the average daily balance of the Funds Withheld account for that calendar year (or portion thereof), determined as if the Reinsurance Premium and Additional Premium, if any, as finally computed was paid on January 1, 1997, multiplied by 9% (or the pro-rata portion thereof). The cumulative Funds Withheld Investment Credit (the "CUMULATIVE FUNDS WITHHELD INVESTMENT CREDIT") shall be equal to sum of the Funds Withheld Investment Credits for each calendar year, or portion thereof, since the Effective Date of this Agreement.

At the Reinsurer's option, the Reinsured promises to pay to the Reinsurer the Funds Withheld Balance immediately upon the sooner of: 1) commutation of this Agreement, 2) an Event of Default, or 3) December 31, 2011. The Reinsured shall not have the right to prepay all or a part of the Funds Withheld Balance without the Reinsurer's express written consent.

The following shall be defined as "EVENTS OF DEFAULT" and shall cause the whole of the Funds Withheld Balance to, upon demand of the Reinsurer, become immediately due and payable, together with all accrued interest and other unpaid sums owing in relation thereto.
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(1)      Payment Defaults

         The Reinsured fails to make any payment under this Agreement when due and in the manner therein provided, except where the Reinsurer receives the overdue payment within fifteen business days of the non-payment;

(2)      Executions

         Creditors attach or take possession of or distress, execution, sequestration, seizure, attachment or other equivalent or analogous process is levied or enforced upon or sued out against any material amount of the Reinsured's assets; or

(3)      Insolvency

         The Reinsured commences a proceeding or proceedings are commenced against it seeking dissolution, winding-up, liquidation, administration, reorganization, suspension or compromise of payments or other relief under any applicable bankruptcy, insolvency or other similar law or seeking the appointment of an administrator or a trustee, receiver, manager, receiver-manager, liquidator, custodian, curator or other similar official of it or any substantial part of the Reinsured's assets, or the Reinsured consents to any such relief (including any bankruptcy petition) or appointment in involuntary proceedings taken against it, or makes a bulk sale of its assets or a general assignment or proposal for the benefit of creditors, or fails or admits its inability to pay its debts as they become due, or suspends or ceases or threatens to suspend or cease carrying on business; or it takes any action in furtherance of any of the foregoing.

ARTICLE 12 - COMMUTATION

(APPLICABLE TO CENTRE RE'S PARTICIPATION ONLY)

Subject to the terms of this article, the Reinsured may, at its sole option, commute this Agreement at any December 31, beginning on December 31, 2001, subject to ninety (90) days prior written notice by the Reinsured to the Reinsurer by registered or certified mail, provided that as a condition precedent to this right of commutation the Reinsured commutes all prior reinsurance agreements in existence between the Reinsurer and the Reinsured at such date. Such prior reinsurance agreements consist of Coinsured Aggregate Excess of Loss Agreements incepting on January 1, 1994, January 1, 1995, and January 1, 1996.

If the Reinsured elects to commute this Agreement, the Reinsured shall pay to the Reinsurer as a condition precedent to the commutation the Funds Withheld Balance as of the date of commutation of this Agreement and the Reinsurer shall pay to the Reinsured the following amounts within sixty (60) business days of the date of commutation:
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(1) Commuted Value of Ceded Unpaid Ultimate Net Loss

If, at the time of commutation, the Ceded Unpaid Ultimate Net Loss is less than or equal to the balance in the Experience Account, the Reinsurer agrees to pay all Ceded Unpaid Ultimate Net Loss at the amount valued by the Reinsured.

If, at the time of commutation, the Ceded Unpaid Ultimate Net Loss is greater than the balance in the Experience Account, the Ceded Unpaid Ultimate Net Loss shall be commuted at a present value amount to be mutually agreed. If the present value amount of the Ceded Unpaid Ultimate Net Loss cannot be mutually agreed by the Reinsured and the Reinsurer, then a mutually acceptable independent third party actuary shall be called upon to make an independent estimation of the present value amount of the Ceded Unpaid Ultimate Net Loss (the cost of which shall be shared equally by the Reinsured and Reinsurer). If the actuary's estimation is acceptable to both the Reinsurer and the Reinsured, then this Agreement shall be commuted at the value as estimated by the actuary. If the actuary's value is unacceptable to either the Reinsured or the Reinsurer, or if the parties cannot agree on the selection of the actuary, then the Agreement will not be commuted at that time.

(2) Premium Refund

Upon commutation under (1) above, the Reinsurer shall pay to the Reinsured a "PREMIUM REFUND" equal to the positive balance, if any, of the Experience Account after deducting the value of the commuted Ceded Unpaid Ultimate Net Loss as per (1) above.

Payment of the Ceded Unpaid Ultimate Net Loss and Premium Refund, if any, by the Reinsurer as described above shall constitute a complete and final release of the Reinsurer in respect of any and all of the Reinsurer's obligations of any nature whatsoever to the Reinsured under or related to this Agreement.

ARTICLE 13 - REPORTS AND REMITTANCES

1. The Reinsured shall furnish to the Reinsurer within fifteen (15) days prior to the close of the calendar quarter an estimate of the amount of Ultimate Net Loss ceded under this Agreement as of the close of that calendar quarter, including a separate estimate of the amount of Ultimate Net Loss incurred from Clash losses.

2. The Reinsured shall furnish to the Reinsurer within thirty (30) days after the close of each calendar quarter:

(a) quarterly account of Subject Earned Premium segregated by line of business (and for the total of all lines).

(b) quarterly accounts of paid and unpaid Ultimate Net Loss segregated by line of business (and for the total of all lines of business).

(c) a reconciliation of the Funds Withheld Balance from inception to the close of the most
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         recent preceding calendar quarter.

3. The Reinsured shall furnish to the Reinsurer within thirty (30) days after the end of each calendar quarter, quarterly accounts of paid Ultimate Net Loss ceded under this Agreement which are due to be paid by the Reinsurer to the Reinsured. As respects the Funds Withheld Balance, Ultimate Net Loss amounts shall be deemed to be paid as of the date the Reinsurer agrees to the amount to be paid and such agreement shall be made within sixty (60) days after receipt of this account.

4. The Reinsured shall furnish to the Reinsurer within one hundred twenty (120) days after the close of each calendar year annual paid projections of Ultimate Net Loss, including Allocated Loss Adjustment Expense, segregated by line of business.

5. The Reinsurer shall furnish to the Reinsured within thirty (30) days after the close of each quarter a reconciliation of the Experience Account from inception to the close of the most recent preceding calendar quarter.

6. All amounts due and payable under this Agreement shall be remitted directly by wire transfer between the Reinsured and the Reinsurer with notice to the Intermediary, unless such amounts are withheld by the Reinsured in accordance with the Funds Withheld provision of this Agreement.

7. Any late payments by either party shall accrue interest at a rate equal to the greater of 1% per month, compounded semi-annually, or the yield on the one year United States Treasury Bill existent on the first business day after the previous January 1, as published in the Wall Street Journal, plus 250 basis points.

ARTICLE 14 - TAXES

The Reinsured shall pay all taxes of any nature associated with this Agreement and undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits tax returns, to any State or Territory of the United States of America or the District of Columbia. Provided, however, that this Article shall not impose any liability on the Reinsured for any income, capital gains, profits or other similar taxes payable by the Reinsurer in respect of its operations or this Agreement.

ARTICLE 15 - COVENANTS OF THE REINSURED

The Reinsured agrees not to change claims handling procedures, loss reserving process, levels of ceding commissions in its underlying contracts, or the levels of reinsurance protection in any manner from that in effect at the inception of this Agreement which materially affects this Agreement or the obligations of the parties hereunder, unless the Reinsured has received the prior written approval of the Reinsurer to such changes, such approval not to be unreasonably withheld.

In the event that the Reinsured does not adhere to these Covenants, the Reinsurer shall have the
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right to immediately cancel this Agreement by mailing the Reinsured a written notice of cancellation and the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) as of the date of cancellation. The mailing of such notice shall be sufficient notice and the effective date of cancellation shall be the date the notice of cancellation was posted.

In the event that the Reinsurer learns about a violation of these Covenants after the Expiration Date of this Agreement, the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) upon written notice by the Reinsurer to the Reinsured by registered or certified mail.

Notwithstanding the foregoing, the remedy to the Reinsurer in the event of a breach by the Reinsured of any of the foregoing covenants may not be invoked unless the Reinsurer is called upon to pay Ultimate Net Loss under this Agreement which is in excess of the Funds Withheld Balance.

ARTICLE 16 - DEFINITIONS

All words and phrases that have a capitalized initial letter in this Agreement have a special meaning which is either introduced in certain Articles or which is defined below and which shall include the plural as well as the singular.

"AGREEMENT" means this agreement as the same may be amended from time to time in accordance with the terms hereof and all instruments supplemental hereto or in amendment or confirmation hereof; additionally, the expressions "hereunder", "herein", "hereof", "hereto", "above", "below" and similar expressions used in any paragraph, subparagraph, section or article of this Agreement shall refer to this Agreement and not to that paragraph, subparagraph, section or article only, unless otherwise expressly provided.

"CEDED UNPAID ULTIMATE NET LOSS" shall mean the cumulative Ultimate Net Loss ceded under this Agreement by the Reinsured from the Effective Date less cumulative Ultimate Net Loss paid (or offset) under this Agreement by the Reinsurer to the Reinsured from the Effective Date.

"SUBJECT EARNED PREMIUM" shall mean gross premiums earned on all casualty business in-force, written or renewed by the Reinsured during the Term of this Agreement less return premiums less premiums ceded for all reinsurance which would inure to the benefit of the Reinsurer under this Agreement. For purposes of this Agreement, the projected Subject Earned Premium is equal to $200 million.

"CLASH" loss shall mean the Reinsured's Ultimate Net Loss, as defined herein, that is triggered by clash losses as classified by the Reinsured in accordance with the Reinsured's underwriting guidelines.
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ARTICLE 17 - ULTIMATE NET LOSS

"ULTIMATE NET LOSS" shall mean the actual loss incurred by the Reinsured and Allocated Loss Adjustment Expense ("ALAE") on Business Covered on the Reinsured's Net Retained Lines, and shall include 80% of the amounts of any Extra Contractual Obligations and 80% of the amounts of any Excess of Original Policy Limits Loss after making deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether collectible or not.

ALAE shall mean all legal expenses and other expenses (including interest accruing before and/or after entry of judgment) incurred by the Reinsured in connection with the investigation, adjustment, settlement or litigation of claims or losses, including salaries and expenses of the Reinsured's field employees while adjusting such claims or losses and expenses of the Reinsured's officials incurred in connection with claims or losses. However, salaries of the Reinsured's officials or normal overhead charges such as rent, postal, lighting, cleaning, heating, etc. shall not be included.

All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto, provided always that nothing in this clause shall be construed to mean that Ultimate Net Loss under this Agreement is not recoverable until the Reinsured's Ultimate Net Loss has been ascertained.

The Ultimate Net Loss, as determined by the Reinsured, is subject to agreement by the Reinsurer. If the Reinsurer disagrees with the Ultimate Net Loss determined by the Reinsured and the Reinsurer is called upon to pay Ultimate Net Loss under this Agreement, a mutually agreed upon independent national actuarial firm shall be engaged to evaluate the Ultimate Net Loss covered under this Agreement and such evaluation shall be subject to the confines of the Ultimate Net Loss determined by the Reinsured and the Ultimate Net Loss determined by the Reinsurer and shall be binding. Such cost to be shared equally by the Reinsured and the Reinsurer. If the parties fail to agree on the selection of an independent national actuarial firm each of them shall name two, of whom the other shall decline one, and the decision shall be made by drawing lots.

For the purposes of this Agreement, the maximum amount that any one loss occurrence from business underwritten by the Reinsured on behalf of Duncanson & Holt (a subsidiary of UNUM Corp., Portland, Maine) may contribute to the Ultimate Net Loss shall be equal to $10 million.

ARTICLE 18 - NET RETAINED LINES

This Agreement applies only to that portion of any policy which the Reinsured retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of the Retentions, only loss or losses in respect of that portion of any policy which the Reinsured retains net for its own account shall be included.

The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Reinsured to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 19 - RIGHT OF OFFSET

The Reinsured and the Reinsurer may offset any balance or amount due from one party to the other under this Agreement or any other contract heretofore or hereafter entered into between the Reinsured and the Reinsurer, whether acting as assuming reinsurer or ceding company or in any other capacity.

In extension and not in limitation to the above, the Reinsurer shall have an absolute right to offset any amounts due to the Reinsured against the Funds Withheld Balance. In the event that this right of offset between the Reinsured and the Reinsurer is specifically disallowed or judged to be unenforceable by any court of competent jurisdiction, arbitration panel or regulatory body then all amounts in the Funds Withheld Balance shall immediately become due and payable in full to the Reinsurer by the Reinsured. If the Funds Withheld Balance is not remitted to the Reinsurer within fifteen (15) days, the Reinsurer shall have the option to immediately cancel this Agreement by mailing the Reinsured a written notice of cancellation and the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) as of the date of cancellation. The mailing of such notice shall be sufficient notice and the effective date of cancellation shall be the date the notice of cancellation was posted.

In the event that the Reinsured fails to remit to the Reinsurer the Funds Withheld Balance that is due and payable in accordance with the provisions in this article after the Expiration Date of this Agreement within 15 days of the date such payment is due, the Reinsurer shall notify the Reinsured in writing via registered mail of the overdue amounts. In the event that the Reinsured does not remit the overdue amounts to the Reinsurer within 15 days of receiving such notification from the Reinsurer, the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Experience Account (or zero if the Experience Account Balance is negative) without further notice.

ARTICLE 20 - ERRORS AND OMISSIONS

Any omission or error by either party to this Agreement will not relieve either party of liability hereunder, provided such act, omission, or error is not prejudicial to the other party and is rectified promptly upon discovery by the responsible party.

ARTICLE 21 - CURRENCY

The provisions of this Agreement involving dollar designated amounts are expressed in United States currency and all payments shall be made in this currency.

ARTICLE 22 - EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall indemnify the Reinsured within the limits hereof, where the Ultimate Net Loss includes 80% of any Extra Contractual Obligations.

"EXTRA CONTRACTUAL OBLIGATIONS" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on Business Covered hereunder, such liabilities arising because of, but not limited to the failure by the Reinsured to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Reinsured shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

However, this Article shall not apply and there shall be no recovery hereunder where the loss has been incurred due to the fraud by a member of the Board of Directors, a corporate officer, or a supervisory employee of the Reinsured acting individually or collectively or in collusion with a member of the Board of Directors, a corporate officer, supervisory employee or partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Reinsured.

ARTICLE 23 - EXCESS OF ORIGINAL POLICY LIMITS LOSS

This Agreement shall indemnify the Reinsured, within the limits hereof, where the Ultimate Net Loss includes 80% of any Excess of Original Policy Limits Loss.

"EXCESS OF ORIGINAL POLICY LIMITS LOSS" shall mean any loss of the Reinsured in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply and there shall be no recovery hereunder where the loss has been incurred due to the fraud by a member of the Board of Directors, a corporate officer, or a supervisory employee of the Reinsured acting individually or collectively or in collusion with a member of the Board of Directors, a corporate officer, supervisory employee or partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Reinsured.

For the purposes of this Article, the word "loss" shall mean any amounts for which the Reinsured would have been contractually liable to pay had it not been for the limit of the original policy.

ARTICLE 24 - ARBITRATION

Any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the Umpire within thirty (30) days of their appointment, the two arbitrators shall request the American Arbitration Association ("AAA") to provide a list of possible Umpires with the qualifications set forth in this Article and the parties shall then mutually agree upon an Umpire from this list. If the parties are unable to agree upon the Umpire within thirty (30) days of the receipt of the AAA list or if the AAA fails to provide such a list within thirty (30) days of the request, either party may apply to the United States Federal Court for the Southern District of New York to appoint an Umpire with those qualifications. The Umpire shall promptly notify in writing all parties to the arbitration of his selection.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's of London.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in New York, New York, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

To the extent, and only to the extent, that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The panel shall render its decision within sixty (60) days following the termination of hearings, which decision shall be in writing, stating the reasons thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

ARTICLE 25 - ACCESS TO RECORDS

The Reinsurer or its duly appointed representatives shall have free access to the books, records and papers of the Reinsured or its agents at all reasonable times during the continuance of this Agreement or any liability hereunder, for the purpose of obtaining information concerning this Agreement or the subject matter thereof.

ARTICLE 26 - INSOLVENCY

In the event of the insolvency of the Reinsured, reinsurance under this Agreement shall be payable by the Reinsurer on the basis of the liability of the Reinsured under Policy or Policies reinsured without diminution because of the insolvency of the Reinsured, to the Reinsured or to its liquidator, receiver, or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except when the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Reinsured and when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Reinsured to such payees.

It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Reinsured on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Reinsured or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

When two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Reinsured.

Should any party hereto be placed in rehabilitation or liquidation or should a rehabilitator, liquidator, receiver, conservator or other person or entity of similar capacity be appointed as respects such party, all amounts due any of the parties hereto whether by reason of premiums, losses or otherwise under this Agreement or any other contract(s) of reinsurance heretofore or hereafter entered into between the parties (whether or not any such contract(s) be assumed or ceded) shall at all times be subject to the right of offset at any time and from time to time, and upon the exercise of same, only the net balance shall be due and payable in accordance with Section 7427 of the Insurance Law of the State of New York to the extent such statute or any other applicable law, statute or regulation governing such offset shall apply.

ARTICLE 27 -GOVERNING LAW

This Agreement shall be interpreted and governed by the laws of the State of New York without regard to its principles of choice of law.

ARTICLE 28 - SERVICE OF SUIT

(This Article only applies to reinsurers domiciled outside of the United States and/or unauthorized in any state, territory, or district of the United States having jurisdiction over the Reinsured).

It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder or to perform any other obligation under the Agreement, the Reinsurer, at the request of the Reinsured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Willkie Farr and Gallagher, One Citicorp Center, 47th Floor, New York, New York, 10022, and that in any suit instituted, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Reinsured to give a written undertaking to the Reinsured that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

The foregoing is not intended to conflict with or override the obligation of the parties hereto to arbitrate their disputes as provided in the Arbitration clause.

ARTICLE 29 - AMENDMENTS AND ALTERATIONS

This Agreement may be changed, altered or amended as the parties may agree, provided such change, alteration or amendment is evidenced in writing or by endorsement executed by the Reinsured and the Reinsurer.

ARTICLE 30 - ASSIGNMENT

Except as expressly provided otherwise in the article entitled "INSOLVENCY", neither party may assign or transfer any rights, interests or obligations under this Agreement to any person or entity without the written consent of the other party and any effort to so assign such rights, interests or obligations without the consent of the other party shall be null and void.

ARTICLE 31 - NO THIRD PARTY RIGHTS

This Agreement is solely between the Reinsured and the Reinsurer, and in no instance shall any other party have any rights under this Agreement except as expressly provided otherwise in the Insolvency Article.

ARTICLE 32 - NO IMPLIED WAIVER

The failure of any party to enforce any of the provisions herein shall not be construed to be a waiver of the right of such party to enforce any such provision.

ARTICLE 33 - SECURITY

If the Reinsurer's surplus falls below $40 million, the Reinsured may require the Reinsurer to post a "clean", unconditional, evergreen and irrevocable Letter of Credit or to provide a reinsurance trust fund issued by a bank acceptable to the Reinsured in favor of the Reinsured in an amount up to the excess of the Ceded Unpaid Ultimate Net Loss over the Funds Withheld Balance.

ARTICLE 34 - MERGERS AND ACQUISITIONS

It is understood and agreed that if at any time during the Term of this Agreement the Reinsured acquires (by acquisition, reinsurance of, or renewal of) any other insurance or reinsurance company or individual or groups of individual book(s) of business of any other insurance or reinsurance company that comprises not more than ten (10) percent (whether individually or in the aggregate with respect to related transactions or parties) of Subject Earned Premium, such company or book(s) of business will be covered hereunder, provided that written notice is given to the Reinsurer of any such newly affiliated company or book(s) of business as soon as practicable with full particulars as to how such affiliation is likely to affect this Agreement. If such acquisition, as defined above, comprises more than ten (10) percent (whether individually or in the aggregate with respect to related transactions or parties) of Subject Earned Premium, such company or book(s) of business will be covered hereunder provided that prior written notice of such transaction is given to the Reinsurer with full particulars as to how such transaction is likely to affect this Agreement, and the Reinsurer agrees in its sole discretion in writing that this Agreement applies to such acquired insurance or reinsurance company or book(s) of business.

In the event that the Reinsured merges with another company at any time during the Term of this Agreement, this Agreement shall survive such merger and the surviving entity shall be covered hereunder provided that prior written notice of such transaction is given to the Reinsurer with full particulars as to how such transaction is likely to affect this Agreement, and the Reinsurer agrees in its sole discretion in writing that this Agreement applies to such surviving entity.

ARTICLE 35 - INTERMEDIARY

Balis & Co., Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices and statements) relating to this Agreement shall be transmitted to the Reinsured through Balis & Co., Inc., Two Logan Square, Philadelphia, PA 19103-2772. All amounts due under this Agreement (including but not limited to Reinsurance Premium and Ultimate Net Loss) shall be remitted directly by wire transfer between the Reinsured and the Reinsurer with notice to the Intermediary.

              SECOND COINSURED AGGREGATE EXCESS OF LOSS REINSURANCE
                                    AGREEMENT

                  (hereinafter referred to as the "AGREEMENT")

   In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth

              THE SUBSCRIBING REINSURERS EXECUTING THE INTERESTS &
              LIABILITIES CONTRACTS ATTACHED TO AND FORMING A PART
                               OF THIS AGREEMENT
                  (hereinafter referred to as the "REINSURER")

            does hereby indemnify, as herein provided and specified,

                    TRENWICK AMERICA REINSURANCE CORPORATION
                              Stamford, Connecticut
                  (hereinafter referred to as the "REINSURED")

                             ARTICLE AND PAGE NUMBER

 1. BUSINESS COVERED                                                           3
 2. TERM                                                                       3
 3. TERRITORY                                                                  4
 4. RETENTION, REINSURER'S SHARE, AND LIMIT                                    4
 5. OTHER REINSURANCE                                                          6
 6. LOSS SETTLEMENTS                                                           6
 7. REINSURANCE PREMIUM                                                        7
 8. REINSURER'S MARGIN                                                         7
 9. FUNDS WITHHELD                                                             7
10. COMMUTATION                                                                9
11. REPORTS AND REMITTANCES                                                   10
12. TAXES                                                                     11
13. COVENANTS OF THE REINSURED                                                11
14. DEFINITIONS                                                               12
15. ULTIMATE NET LOSS                                                         12
16. NET RETAINED LINES                                                        13
17. RIGHT OF OFFSET                                                           13
18. ERRORS AND OMISSIONS                                                      14
19. CURRENCY                                                                  14
20. EXTRA CONTRACTUAL OBLIGATIONS                                             14
21. EXCESS OF ORIGINAL POLICY LIMITS LOSS                                     15
22. ARBITRATION                                                               16
23. ACCESS TO RECORDS                                                         17
24. INSOLVENCY                                                                17
25. GOVERNING LAW                                                             18
26. SERVICE OF SUIT                                                           18
27. AMENDMENTS AND ALTERATIONS                                                19
28. ASSIGNMENT                                                                19
29. NO THIRD PARTY RIGHTS                                                     19
30. NO IMPLIED WAIVER                                                         19
31. SECURITY                                                                  19
32. MERGERS AND ACQUISITIONS                                                  20
33. INTERMEDIARY                                                              20

ARTICLE 1 - BUSINESS COVERED

In consideration of the premium to be paid by the Reinsured and subject to the terms, conditions, exclusions and limits hereafter set forth, the Reinsurer agrees to indemnify the Reinsured on an aggregate excess of loss basis for the Reinsurer's share of Ultimate Net Loss that the Reinsured has incurred in excess of the retention as a result of losses occurring during the Term of this Agreement as respects the Reinsured's contracts, agreements and other evidence of reinsurance in respect of all casualty reinsurance assumed business entered into by the Reinsured (the "POLICIES"), but specifically excluding the following business:

-        finite risk reinsurance

- pollution liability when written by the Reinsured as a named peril, but excluding first party cleanup

-        policyholder dividends

- nuclear incidents: in accordance with the attached Nuclear Incident Exclusion Clauses:

                  a. Nuclear Incident Exclusion Clause - Liability - Reinsurance
                  - U.S.A. and Canada;

                  b. Nuclear Incident Exclusion Clause - Physical Damage-Reinsurance - U.S.A. and Canada;

                  c. Nuclear Incident Exclusion Clause - Physical Damage and Liability (Boiler and Machinery Policies) - Reinsurance - U.S.A. and Canada;

                  d. Nuclear Energy Risks Exclusion Clause - Reinsurance - Worldwide excluding U.S.A. and Canada.

-        war risks (in accordance with the attached War Risk Exclusion Clause)

- insolvency and guarantee funds (in accordance with the attached Insolvency And Guarantee Funds Exclusion Clause)

- residual market assessments, second injury fund assessments, rehabilitation assessments, and any other similar type assessments

-        financial guarantee business

-        loss portfolio transfers

ARTICLE 2 - TERM

The term (the "TERM") of this Agreement shall be the period commencing at 12:01 a.m., Eastern Standard Time, January 1, 1997 (the "EFFECTIVE DATE") through to and including the earlier of 11:59 p.m., Eastern Standard Time, December 31, 1997 or the date on which this Agreement is otherwise canceled as provided for below (the "EXPIRATION DATE").

This Agreement may not be canceled by the Reinsured. The Reinsurer shall have the right to cancel this Agreement as provided for in the articles entitled "COVENANTS OF THE REINSURED", "MERGERS AND ACQUISITIONS", or "RIGHT OF OFFSET" and as provided for below.

In the event that the Reinsured fails to pay the Reinsurance Premium within 15 days of the date such premium is due, the Reinsurer shall notify the Reinsured in writing via registered mail of the overdue amounts. In the event that the Reinsured does not remit the overdue amounts to the Reinsurer within 15 days of receiving such notification from the Reinsurer, the Reinsurer shall have the right to immediately cancel this Agreement by mailing the Reinsured a written notice of cancellation and the Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Funds Withheld account (or zero if the Funds Withheld Balance is negative) as of the date of cancellation. The mailing of such notice shall be sufficient notice and the effective date of cancellation shall be the date the notice of cancellation was posted.

In the event that the Reinsured fails to pay a Reinsurance Premium that is due after the Expiration Date of this Agreement within 15 days of the date such premium is due, the Reinsurer shall notify the Reinsured in writing via registered mail of the overdue amounts. In the event that the Reinsured does not remit the overdue amounts to the Reinsurer within 15 days of receiving such notification from the Reinsurer, the Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall immediately and without further notice be reduced to an amount equal to the positive balance in the Funds Withheld account (or zero if the Funds Withheld Balance is negative).

ARTICLE 3 - TERRITORY

This Agreement shall apply only to losses occurring in the United States of America, Canada and Europe.

ARTICLE 4 - RETENTION, REINSURER'S SHARE, AND LIMIT

1) LIMIT A:

The Reinsurer agrees to indemnify the Reinsured for the Reinsurer's Share of the amount of the Reinsured's aggregate Ultimate Net Loss that is in excess of 67% of Subject Earned Premium.

         The "REINSURER'S SHARE" under Limit A shall be determined as follows:

         If the Ultimate Net Loss is less than 67% of Subject Earned Premium, the Reinsurer's Share under Limit A shall equal zero, otherwise, the Reinsurer's Share under Limit A shall equal the lesser of (1) "A" divided by "B" or (2) 100%,


                           Where:

                                    "A" is equal to 224.0% of the Reinsurance
                           Premium paid, and

                                    "B" is equal to the amount of Ultimate Net
                           Loss in excess of 67% of Subject Earned Premium.

UNDER NO CIRCUMSTANCES SHALL THE REINSURER'S AGGREGATE LIMIT OF LIABILITY FOR ULTIMATE NET LOSS UNDER THIS LIMIT A EXCEED 224.0% OF THE REINSURANCE PREMIUM PAID.

2) LIMIT B:

The Reinsurer agrees to indemnify the Reinsured for the Reinsurer's Share of the amount of the Reinsured's aggregate Ultimate Net Loss that is in excess of 92% of Subject Earned Premium.

The "REINSURER'S SHARE" under Limit B shall be determined as follows:

                           If the Ultimate Net Loss is less than 92% of Subject
                  Earned Premium, the Reinsurer's Share under Limit B shall equal zero, otherwise, the Reinsurer's Share under Limit B shall be equal to the lesser of (1) "C" divided by "D" or (2) "E",

                           Where:

                                    "C" is equal to $3.0 million; and

                                    "D" is equal to the amount of Ultimate Net
                           Loss in excess of 92% of Subject Earned Premium; and

                                    "E" is equal to 100% less the Reinsurer's
                           Share under Limit A calculated above.

UNDER NO CIRCUMSTANCES SHALL THE REINSURER'S AGGREGATE LIMIT OF LIABILITY FOR ULTIMATE NET LOSS UNDER THIS LIMIT B EXCEED $3.0 MILLION.

3) TOTAL AGGREGATE LIMIT:

Notwithstanding the Reinsurer's obligations under Limit A and Limit B above, the Reinsurer's maximum aggregate limit of liability for Ultimate Net Loss under this Agreement shall be subject to a maximum aggregate limit (the "TOTAL AGGREGATE LIMIT") equal to the lesser of:

         (1)      224.0% of Reinsurance Premium paid, plus $3 million; or

         (2)      $38.0 million.

Notwithstanding the foregoing, the Total Aggregate Limit of liability hereunder is further subject to adjustment as provided for in the articles entitled "TERM", "COVENANTS OF THE REINSURED", and "RIGHT OF OFFSET".

UNDER NO CIRCUMSTANCES SHALL THE TOTAL LIABILITY OF THE REINSURER UNDER OR RELATED TO THIS AGREEMENT EXCEED THE TOTAL AGGREGATE LIMIT.

ARTICLE 5 - OTHER REINSURANCE

The Reinsured is hereby granted permission to carry Aggregate Excess of Loss Reinsurance as specified in the FIRST COINSURED AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT between Centre Reinsurance Company of New York, Continental Casualty Company, and the Reinsured as attached hereto and coverage further described as follows:

         14% of Subject Earned Premium in excess of 53% of Subject Earned Premium in the annual aggregate; and

         2% of Subject Earned Premium in excess of 90% of Subject Earned Premium in the annual aggregate,

it being understood and agreed that, for all purposes of this Agreement, including the calculation of the Reinsurance Premium, the Retention, the Limits, and the Ultimate Net Loss hereunder, any amounts recoverable thereunder shall be ignored.

ARTICLE 6 - LOSS SETTLEMENTS

The Reinsurer agrees to pay the Reinsured the amounts of Ultimate Net Loss due hereunder and paid by the Reinsured (or payable by the Reinsured in case of insolvency in accordance with the article entitled "INSOLVENCY") quarterly in arrears and payment will be due within sixty (60) days following receipt and verification of an account statement submitted by the Reinsured to the Reinsurer. Ultimate Net Loss payments due by the Reinsurer in accordance with the provisions herein shall first be paid by way of offset against the Funds Withheld Balance until such balance is exhausted.

Notwithstanding any provision to the contrary contained herein, and except for the articles entitled "EXTRA CONTRACTUAL OBLIGATIONS" and "EXCESS OF ORIGINAL POLICY LIMITS LOSS", coverage under this Agreement is expressly limited to claims or losses arising under the Reinsured's Policies; provided, however, that such claims or losses are within the terms, conditions and limitations of the original policies and within the terms, conditions and limitations of this Agreement.

ARTICLE 7 - REINSURANCE PREMIUM

Subject to the article entitled "FUNDS WITHHELD", the Reinsured shall pay to the Reinsurer a premium (the "REINSURANCE PREMIUM") equal to 6.25% of the projected Subject Earned Premium, payable in equal quarterly installments in advance on the first day of each calendar quarter, subject to a maximum Reinsurance Premium equal to $15,625,000.

Within thirty (30) days following the end of each calendar quarter the Reinsured shall make appropriate adjustments for the amount by which 6.25% of the Subject Earned Premium for that calendar quarter exceeds or is less than the amounts previously paid by the Reinsured for that calendar quarter.

ARTICLE 8 - REINSURER'S MARGIN

The Reinsurer's margin (the "REINSURER'S MARGIN") shall be equal to 9.0% of the Reinsurance Premium payable under this Agreement, payable in equal quarterly installments in advance on the first day of each calendar quarter.

ARTICLE 9 - FUNDS WITHHELD

Subject to the terms herein, the Reinsured shall retain the Reinsurance Premium due hereunder on a funds withheld basis, provided however that the Reinsurer's Margin shall be paid in cash to the Reinsurer and shall not be affected by the terms of this "Funds Withheld" article. The amount of such withheld Reinsurance Premium, net of Reinsurer's Margin, shall be called "FUNDS WITHHELD". In consideration of the Reinsurer agreeing to the Funds Withheld, the Reinsured agrees (i) to calculate a notional Funds Withheld account from the Effective Date of this Agreement until there is a complete and final release of all of the Reinsurer's obligations to the Reinsured under this Agreement and (ii) that the Funds Withheld Balance may be set off by the Reinsurer against liability of any nature whatsoever (whether then contingent, due and payable, or in the future becoming due) that the Reinsurer may then have, or in the future may have under this Agreement and (iii) that such setoff shall occur as a condition precedent to any payments by the Reinsurer hereunder.

The balance of the Funds Withheld account (the "FUNDS WITHHELD BALANCE") as of any December 31 shall be defined as:

(1)      100% of the Reinsurance Premium due hereunder, less

(2)      the Reinsurer's Margin paid to the Reinsurer, less

(3)      100% of Ultimate Net Loss paid (or offset) by the Reinsurer, plus

(4)      the Cumulative Funds Withheld Investment Credit.

The Reinsurance Premium shall be credited to the Funds Withheld Balance on the date such monies are payable.

The Ultimate Net Loss due from the Reinsurer shall be charged against the Funds Withheld Balance on the date such monies are due and further subject to the article entitled "REPORTS AND REMITTANCES".

For the purpose of calculating the balance of the Funds Withheld account, the Reinsurer's Margin shall be deemed to be deducted in proportion to and at the same time as the crediting to the Funds Withheld account of the Reinsurance Premium.

The Funds Withheld investment credit (the "FUNDS WITHHELD INVESTMENT CREDIT") for each calendar year shall equal the average daily balance of the Funds Withheld account for that calendar year (or portion thereof), determined as if the Reinsurance Premium as finally computed was paid on January 1, 1997, multiplied by 8.5% (or the pro-rata portion thereof). The cumulative Funds Withheld Investment Credit (the "CUMULATIVE FUNDS WITHHELD INVESTMENT CREDIT") shall be equal to sum of the Funds Withheld Investment Credits for each calendar year, or portion thereof, since the Effective Date of this Agreement.

At the Reinsurer's option, the Reinsured promises to pay to the Reinsurer the Funds Withheld Balance immediately upon the sooner of: 1) commutation of this Agreement, 2) an Event of Default, or 3) December 31, 2011. The Reinsured shall not have the right to prepay all or a part of the Funds Withheld Balance without the Reinsurer's express written consent.

The following shall be defined as "EVENTS OF DEFAULT" and shall cause the whole of the Funds Withheld Balance to, upon demand of the Reinsurer, become immediately due and payable, together with all accrued interest and other unpaid sums owing in relation thereto.

(1)      Payment Defaults

         The Reinsured fails to make any payment under this Agreement when due and in the manner therein provided, except where the Reinsurer receives the overdue payment within fifteen business days of the non-payment;

(2)      Executions

         Creditors attach or take possession of or distress, execution, sequestration, seizure, attachment or other equivalent or analogous process is levied or enforced upon or sued out against any material amount of the Reinsured's assets; or

(3)      Insolvency

         The Reinsured commences a proceeding or proceedings are commenced against it seeking dissolution, winding-up, liquidation, administration, reorganization, suspension or compromise of payments or other relief under any applicable bankruptcy, insolvency or other similar law or seeking the appointment of an administrator or a trustee, receiver, manager, receiver-manager, liquidator, custodian, curator or other similar official of it or any substantial part of the Reinsured's assets, or the Reinsured consents to any such relief (including any bankruptcy petition) or appointment in involuntary proceedings taken against it, or makes a bulk sale of its assets or a general assignment or proposal for the benefit of creditors, or fails or admits its inability to pay its debts as they become due, or suspends or ceases or threatens to suspend or cease carrying on business; or it takes any action in furtherance of any of the foregoing.

ARTICLE 10 - COMMUTATION

Subject to the terms of this article, the Reinsured may, at its sole option, commute this Agreement at any December 31, beginning on December 31, 2001, subject to ninety (90) days prior written notice by the Reinsured to the Reinsurer by registered or certified mail.

If the Reinsured elects to commute this Agreement, the Reinsured shall pay to the Reinsurer as a condition precedent to the commutation the Funds Withheld Balance as of the date of commutation of this Agreement and the Reinsurer shall pay to the Reinsured the following amounts within sixty (60) business days of the date of commutation:

(1) Commuted Value of Ceded Unpaid Ultimate Net Loss

If, at the time of commutation, the Ceded Unpaid Ultimate Net Loss is less than or equal to the balance in the Funds Withheld account, the Reinsurer agrees to pay all Ceded Unpaid Ultimate Net Loss at the amount valued by the Reinsured.

If, at the time of commutation, the Ceded Unpaid Ultimate Net Loss is greater than the balance in the Funds Withheld account, the Ceded Unpaid Ultimate Net Loss shall be commuted at a present value amount to be mutually agreed. If the present value amount of the Ceded Unpaid Ultimate Net Loss cannot be mutually agreed by the Reinsured and the Reinsurer, then a mutually acceptable independent third party actuary shall be called upon to make an independent estimation of the present value amount of the Ceded Unpaid Ultimate Net Loss (the cost of which shall be shared equally by the Reinsured and Reinsurer). If the actuary's estimation is acceptable to both the Reinsurer and the Reinsured, then this Agreement shall be commuted at the value as estimated by the actuary. If the actuary's value is unacceptable to either the Reinsured or the Reinsurer, or if the parties cannot agree on the selection of the actuary, then the Agreement will not be commuted at that time.

(2) Premium Refund

Upon commutation under (1) above, the Reinsurer shall pay to the Reinsured a "PREMIUM REFUND" equal to the positive balance, if any, of the Funds Withheld account after deducting the value of the commuted Ceded Unpaid Ultimate Net Loss as per (1) above.

Payment of the Ceded Unpaid Ultimate Net Loss by the Reinsurer as described above shall constitute a complete and final release of the Reinsurer in respect of any and all of the Reinsurer's obligations of any nature whatsoever to the Reinsured under or related to this Agreement.

Non-Commute Charge

If the Reinsured does not commute this Agreement on or before December 31, 2002, the Reinsured shall pay to the Reinsurer each January 1 thereafter, beginning January 1, 2003, an annual fee (the "Non-Commute Fee") of $100,000 until such time as this Agreement is commuted.

The Non-Commute Fees shall not be included in the calculation of the Funds Withheld Balance and shall be retained 100% by the Reinsurer.

ARTICLE 11 - REPORTS AND REMITTANCES

1. The Reinsured shall furnish to the Reinsurer within fifteen (15) days prior to the close of the calendar quarter an estimate of the amount of Ultimate Net Loss ceded under this Agreement as of the close of that calendar quarter.

2. The Reinsured shall furnish to the Reinsurer within thirty (30) days after the close of each calendar quarter:

(a) quarterly account of Subject Earned Premium segregated by line of business (and for the total of all lines).

(b) quarterly accounts of paid and unpaid Ultimate Net Loss segregated by line of business (and for the total of all lines of business).

(c) a reconciliation of the Funds Withheld Balance from inception to the close of the most recent preceding calendar quarter.

3. The Reinsured shall furnish to the Reinsurer within thirty (30) days after the end of each calendar quarter, quarterly accounts of paid Ultimate Net Loss ceded under this Agreement which are due to be paid by the Reinsurer to the Reinsured. As respects the Funds Withheld Balance, Ultimate Net Loss amounts shall be deemed to be paid as of the date the Reinsurer agrees to the amount to be paid and such agreement shall be made within sixty (60) days after receipt of this account.

4. The Reinsured shall furnish to the Reinsurer within one hundred twenty (120) days after the close of each calendar year annual paid projections of Ultimate Net Loss, including Allocated Loss Adjustment Expense, segregated by line of business.

5. All amounts due and payable under this Agreement shall be remitted directly by wire transfer between the Reinsured and the Reinsurer with notice to the Intermediary, unless such amounts are withheld by the Reinsured in accordance with the Funds Withheld provision of this Agreement.

6. Any late payments by either party shall accrue interest at a rate equal to the greater of 1% per month, compounded semi-annually, or the yield on the one year United States Treasury Bill existent on the first business day after the previous January 1, as published in the Wall Street Journal, plus 250 basis points.

ARTICLE 12 - TAXES

The Reinsured shall pay all taxes of any nature associated with this Agreement and undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits tax returns, to any State or Territory of the United States of America or the District of Columbia. Provided, however, that this Article shall not impose any liability on the Reinsured for any income, capital gains, profits or other similar taxes payable by the Reinsurer in respect of its operations or this Agreement.

ARTICLE 13 - COVENANTS OF THE REINSURED

The Reinsured agrees not to change claims handling procedures, loss reserving process, levels of ceding commissions in its underlying contracts, or the levels of reinsurance protection in any manner from that in effect at the inception of this Agreement which materially affects this Agreement or the obligations of the parties hereunder, unless the Reinsured has received the prior written approval of the Reinsurer to such changes, such approval not to be unreasonably withheld.

In the event that the Reinsured does not adhere to these Covenants, the Reinsurer shall have the right to immediately cancel this Agreement by mailing the Reinsured a written notice of cancellation and the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Funds Withheld account (or zero if the Funds Withheld Balance is negative) as of the date of cancellation. The mailing of such notice shall be sufficient notice and the effective date of cancellation shall be the date the notice of cancellation was posted.

In the event that the Reinsurer learns about a violation of these Covenants after the Expiration Date of this Agreement, the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be reduced to an amount equal to the positive balance in the Funds Withheld account (or zero if the Funds Withheld Balance is negative) upon written notice by the Reinsurer to the Reinsured by registered or certified mail. Notwithstanding the foregoing, the remedy to the Reinsurer in the event of a breach by the Reinsured of any of the foregoing covenants may not be invoked unless the Reinsurer is called upon to pay Ultimate Net Loss under this Agreement which is in excess of the Funds Withheld Balance.

ARTICLE 14 - DEFINITIONS

All words and phrases that have a capitalized initial letter in this Agreement have a special meaning which is either introduced in certain Articles or which is defined below and which shall include the plural as well as the singular.

"AGREEMENT" means this agreement as the same may be amended from time to time in accordance with the terms hereof and all instruments supplemental hereto or in amendment or confirmation hereof; additionally, the expressions "hereunder", "herein", "hereof", "hereto", "above", "below" and similar expressions used in any paragraph, subparagraph, section or article of this Agreement shall refer to this Agreement and not to that paragraph, subparagraph, section or article only, unless otherwise expressly provided.

"CEDED UNPAID ULTIMATE NET LOSS" shall mean the cumulative Ultimate Net Loss ceded under this Agreement by the Reinsured from the Effective Date less cumulative Ultimate Net Loss paid (or offset) under this Agreement by the Reinsurer to the Reinsured from the Effective Date.

"SUBJECT EARNED PREMIUM" shall mean gross premiums earned on all casualty business in-force, written or renewed by the Reinsured during the Term of this Agreement less return premiums less premiums ceded for all reinsurance which would inure to the benefit of the Reinsurer under this Agreement. For purposes of this Agreement, the projected Subject Earned Premium is equal to $200 million.

ARTICLE 15 - ULTIMATE NET LOSS

"ULTIMATE NET LOSS" shall mean the actual loss incurred by the Reinsured and Allocated Loss Adjustment Expense ("ALAE") on Business Covered on the Reinsured's Net Retained Lines, and shall include 80% of the amounts of any Extra Contractual Obligations and 80% of the amounts of any Excess of Original Policy Limits Loss after making deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether collectible or not.

ALAE shall mean all legal expenses and other expenses (including interest accruing before and/or after entry of judgment) incurred by the Reinsured in connection with the investigation, adjustment, settlement or litigation of claims or losses, including salaries and expenses of the Reinsured's field employees while adjusting such claims or losses and expenses of the Reinsured's officials incurred in connection with claims or losses. However, salaries of the Reinsured's officials or normal overhead charges such as rent, postal, lighting, cleaning, heating, etc. shall not be included.

All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto, provided always that nothing in this clause shall be construed to mean that Ultimate Net Loss under this Agreement is not recoverable until the Reinsured's Ultimate Net Loss has been ascertained.

The Ultimate Net Loss, as determined by the Reinsured, is subject to agreement by the Reinsurer. If the Reinsurer disagrees with the Ultimate Net Loss determined by the Reinsured and the Reinsurer is called upon to pay Ultimate Net Loss under this Agreement, a mutually agreed upon independent national actuarial firm shall be engaged to evaluate the Ultimate Net Loss covered under this Agreement and such evaluation shall be subject to the confines of the Ultimate Net Loss determined by the Reinsured and the Ultimate Net Loss determined by the Reinsurer and shall be binding. Such cost to be shared equally by the Reinsured and the Reinsurer. If the parties fail to agree on the selection of an independent national actuarial firm each of them shall name two, of whom the other shall decline one, and the decision shall be made by drawing lots.

For the purposes of this Agreement, the maximum amount that any one loss occurrence from business underwritten by the Reinsured on behalf of Duncanson & Holt (a subsidiary of UNUM Corp., Portland, Maine) may contribute to the Ultimate Net Loss shall be equal to $10 million.

ARTICLE 16 - NET RETAINED LINES

This Agreement applies only to that portion of any policy which the Reinsured retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of the Retentions, only loss or losses in respect of that portion of any policy which the Reinsured retains net for its own account shall be included.

The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Reinsured to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 17 - RIGHT OF OFFSET

The Reinsured and the Reinsurer may offset any balance or amount due from one party to the other under this Agreement or any other contract heretofore or hereafter entered into between the Reinsured and the Reinsurer, whether acting as assuming reinsurer or ceding company or in any other capacity.

In extension and not in limitation to the above, the Reinsurer shall have an absolute right to offset any amounts due to the Reinsured against the Funds Withheld Balance. In the event that this right of offset between the Reinsured and the Reinsurer is specifically disallowed or judged to be unenforceable by any court of competent jurisdiction, arbitration panel or regulatory body then all amounts in the Funds Withheld Balance shall immediately become due and payable in full to the Reinsurer by the Reinsured. If the Funds Withheld Balance is not remitted to the Reinsurer within fifteen (15) days, the Reinsurer shall have the option to immediately cancel this Agreement by mailing the Reinsured a written notice of cancellation and the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Funds Withheld account (or zero if the Funds Withheld Balance is negative) as of the date of cancellation. The mailing of such notice shall be sufficient notice and the effective date of cancellation shall be the date the notice of cancellation was posted.

In the event that the Reinsured fails to remit to the Reinsurer the Funds Withheld Balance that is due and payable in accordance with the provisions in this article after the Expiration Date of this Agreement within 15 days of the date such payment is due, the Reinsurer shall notify the Reinsured in writing via registered mail of the overdue amounts. In the event that the Reinsured does not remit the overdue amounts to the Reinsurer within 15 days of receiving such notification from the Reinsurer, the remaining unpaid Total Aggregate Limit, notwithstanding any provision to the contrary contained herein, shall be immediately reduced to an amount equal to the positive balance in the Funds Withheld account (or zero if the Funds Withheld Balance is negative) without further notice.

ARTICLE 18 - ERRORS AND OMISSIONS

Any omission or error by either party to this Agreement will not relieve either party of liability hereunder, provided such act, omission, or error is not prejudicial to the other party and is rectified promptly upon discovery by the responsible party.

ARTICLE 19 - CURRENCY

The provisions of this Agreement involving dollar designated amounts are expressed in United States currency and all payments shall be made in this currency.

ARTICLE 20 - EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall indemnify the Reinsured within the limits hereof, where the Ultimate Net Loss includes 80% of any Extra Contractual Obligations.

"EXTRA CONTRACTUAL OBLIGATIONS" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on Business

Covered hereunder, such liabilities arising because of, but not limited to the failure by the Reinsured to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Reinsured shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

However, this Article shall not apply and there shall be no recovery hereunder where the loss has been incurred due to the fraud by a member of the Board of Directors, a corporate officer, or a supervisory employee of the Reinsured acting individually or collectively or in collusion with a member of the Board of Directors, a corporate officer, supervisory employee or partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Reinsured.

ARTICLE 21 - EXCESS OF ORIGINAL POLICY LIMITS LOSS

This Agreement shall indemnify the Reinsured, within the limits hereof, where the Ultimate Net Loss includes 80% of any Excess of Original Policy Limits Loss.

"EXCESS OF ORIGINAL POLICY LIMITS LOSS" shall mean any loss of the Reinsured in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply and there shall be no recovery hereunder where the loss has been incurred due to the fraud by a member of the Board of Directors, a corporate officer, or a supervisory employee of the Reinsured acting individually or collectively or in collusion with a member of the Board of Directors, a corporate officer, supervisory employee or partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Reinsured.

For the purposes of this Article, the word "loss" shall mean any amounts for which the Reinsured would have been contractually liable to pay had it not been for the limit of the original policy.

ARTICLE 22 - ARBITRATION

Any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the Umpire within thirty (30) days of their appointment, the two arbitrators shall request the American Arbitration Association ("AAA") to provide a list of possible Umpires with the qualifications set forth in this Article and the parties shall then mutually agree upon an Umpire from this list. If the parties are unable to agree upon the Umpire within thirty (30) days of the receipt of the AAA list or if the AAA fails to provide such a list within thirty (30) days of the request, either party may apply to the United States Federal Court for the Southern District of New York to appoint an Umpire with those qualifications. The Umpire shall promptly notify in writing all parties to the arbitration of his selection.

All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's of London.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in New York, New York, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

To the extent, and only to the extent, that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The panel shall render its decision within sixty (60) days following the termination of hearings, which decision shall be in writing, stating the reasons thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

ARTICLE 23 - ACCESS TO RECORDS

The Reinsurer or its duly appointed representatives shall have free access to the books, records and papers of the Reinsured or its agents at all reasonable times during the continuance of this Agreement or any liability hereunder, for the purpose of obtaining information concerning this Agreement or the subject matter thereof.

ARTICLE 24 - INSOLVENCY

In the event of the insolvency of the Reinsured, reinsurance under this Agreement shall be payable by the Reinsurer on the basis of the liability of the Reinsured under Policy or Policies reinsured without diminution because of the insolvency of the Reinsured, to the Reinsured or to its liquidator, receiver, or statutory successor except as provided by Section 4118(a) of the New York Insurance Law or except when the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Reinsured and when the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Reinsured to such payees.

It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Reinsured on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding when such claim is to be adjudicated, any defense or defenses which it may deem available to the Reinsured or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

When two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Reinsured.

Should any party hereto be placed in rehabilitation or liquidation or should a rehabilitator, liquidator, receiver, conservator or other person or entity of similar capacity be appointed as respects such party, all amounts due any of the parties hereto whether by reason of premiums, losses or otherwise under this Agreement or any other contract(s) of reinsurance heretofore or hereafter entered into between the parties (whether or not any such contract(s) be assumed or ceded) shall at all times be subject to the right of offset at any time and from time to time, and upon the exercise of same, only the net balance shall be due and payable in accordance with

Section 7427 of the Insurance Law of the State of New York to the extent such statute or any other applicable law, statute or regulation governing such offset shall apply.

ARTICLE 25 -GOVERNING LAW

This Agreement shall be interpreted and governed by the laws of the State of New York without regard to its principles of choice of law.

ARTICLE 26 - SERVICE OF SUIT

(This Article only applies to reinsurers domiciled outside of the United States and/or unauthorized in any state, territory, or district of the United States having jurisdiction over the Reinsured).

It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder or to perform any other obligation under the Agreement, the Reinsurer, at the request of the Reinsured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Willkie Farr and Gallagher, One Citicorp Center, 47th Floor, New York, New York, 10022, and that in any suit instituted, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Reinsured to give a written undertaking to the Reinsured that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

The foregoing is not intended to conflict with or override the obligation of the parties hereto to arbitrate their disputes as provided in the Arbitration clause.

ARTICLE 27 - AMENDMENTS AND ALTERATIONS

This Agreement may be changed, altered or amended as the parties may agree, provided such change, alteration or amendment is evidenced in writing or by endorsement executed by the Reinsured and the Reinsurer.

ARTICLE 28 - ASSIGNMENT

Except as expressly provided otherwise in the article entitled "INSOLVENCY", neither party may assign or transfer any rights, interests or obligations under this Agreement to any person or entity without the written consent of the other party and any effort to so assign such rights, interests or obligations without the consent of the other party shall be null and void.

ARTICLE 29 - NO THIRD PARTY RIGHTS

This Agreement is solely between the Reinsured and the Reinsurer, and in no instance shall any other party have any rights under this Agreement except as expressly provided otherwise in the Insolvency Article.

ARTICLE 30 - NO IMPLIED WAIVER

The failure of any party to enforce any of the provisions herein shall not be construed to be a waiver of the right of such party to enforce any such provision.

ARTICLE 31 - SECURITY

If the Reinsurer's surplus falls below $40 million, the Reinsured may require the Reinsurer to post a "clean", unconditional, evergreen and irrevocable Letter of Credit or to provide a reinsurance trust fund issued by a bank acceptable to the Reinsured in favor of the Reinsured in an amount up to the excess of the Ceded Unpaid Ultimate Net Loss over the Funds Withheld Balance.

ARTICLE 32 - MERGERS AND ACQUISITIONS

It is understood and agreed that if at any time during the Term of this Agreement the Reinsured acquires (by acquisition, reinsurance of, or renewal of) any other insurance or reinsurance company or individual or groups of individual book(s) of business of any other insurance or reinsurance company that comprises not more than ten (10) percent (whether individually or in the aggregate with respect to related transactions or parties) of Subject Earned Premium, such company or book(s) of business will be covered hereunder, provided that written notice is given to the Reinsurer of any such newly affiliated company or book(s) of business as soon as practicable with full particulars as to how such affiliation is likely to affect this Agreement. If such acquisition, as defined above, comprises more than ten (10) percent (whether individually or in the aggregate with respect to related transactions or parties) of Subject Earned Premium, such company or book(s) of business will be covered hereunder provided that prior written notice of such transaction is given to the Reinsurer with full particulars as to how such transaction is likely to affect this Agreement, and the Reinsurer agrees in its sole discretion in writing that this Agreement applies to such acquired insurance or reinsurance company or book(s) of business.

In the event that the Reinsured merges with another company at any time during the Term of this Agreement, this Agreement shall survive such merger and the surviving entity shall be covered hereunder provided that prior written notice of such transaction is given to the Reinsurer with full particulars as to how such transaction is likely to affect this Agreement, and the Reinsurer agrees in its sole discretion in writing that this Agreement applies to such surviving entity.

ARTICLE 33 - INTERMEDIARY

Balis & Co., Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices and statements) relating to this Agreement shall be transmitted to the Reinsured through Balis & Co., Inc., Two Logan Square, Philadelphia, PA 19103-2772. All amounts due under this Agreement (including but not limited to Reinsurance Premium and Ultimate Net Loss) shall be remitted directly by wire transfer between the Reinsured and the Reinsurer with notice to the Intermediary.

           NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE

(Wherever the word "Reassured" appears in this Clause, it shall be deemed to read "Reassured", "Reinsured", "Company", or whatever other word is employed throughout the text of the reinsurance agreement to which this Clause is attached to designate the company or companies reinsured.)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in clause II of this paragraph (2) from the time specified in clause III in this paragraph
         (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

         LIMITED EXCLUSION PROVISION.*

         I. It is agreed that the policy does not apply, under any liability coverage, to injury, sickness, disease, death or destruction

                           bodily injury or property damage

                  with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

         II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

         III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                  (a)      become effective on or after 1st May, 1960, or

                  (b) become effective before that date and contain the Limited Exclusion Provision set out above;

                  provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3) Except for those classes of policies specified in clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

                  Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Products Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

         shall be deemed to include, with respect to such coverages, from the time specified in clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

         BROAD EXCLUSION PROVISION.*

         It is agreed that the policy does not apply:

         I.       Under any Liability Coverage, to

                           injury, sickness, disease, death or destruction

                           bodily injury or property damage

                  (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                  (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

         II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief

                           first aid,

                  to expenses incurred with respect to

                           bodily injury, sickness, disease or death

                           bodily injury

                  resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

         III.     Under any Liability Coverage, to

                           injury, sickness, disease, death or destruction

                           bodily injury or property damage

                  resulting from the hazardous properties of nuclear material,if

                  (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

                  (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

                  (c)      the

                                    injury, sickness, disease, death or
                                    destruction

                                    bodily injury or property damage

                           arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to

                                    injury to or destruction of property at such nuclear facility.

                                    property damage to such nuclear facility and any property thereat.

         IV.      As used in this endorsement:

                  "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIAL" means source material, special nuclear material or byproduct material; "SOURCE MATERIAL", "SPECIAL NUCLEAR MATERIAL", and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "NUCLEAR FACILITY" means

                  (a)      any nuclear reactor,

                  (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

                  (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

                  (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

                  and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

                  With respect to injury to or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property; "property damage" includes all forms of radioactive contamination of property.

         V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph
                  (3) shall not be applicable to

                  (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

                  (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

                  until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Insurance Bureau of Canada or the Insurers' Advisory Organization.


*NOTE: THE WORDS PRINTED IN ITALICS IN THE LIMITED EXCLUSION PROVISION AND IN THE BROAD EXCLUSION PROVISION SHALL APPLY ONLY IN RELATION TO ORIGINAL LIABILITY POLICIES WHICH INCLUDE A LIMITED EXCLUSION PROVISION OR A BROAD EXCLUSION PROVISION CONTAINING THOSE WORDS.

   NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - CANADA


(Wherever the word "Reassured" appears in this Clause, it shall be deemed to read "Reassured", "Reinsured", "Company", or whatever other word is employed throughout the text of the reinsurance agreement to which this Clause is attached to designate the company or companies reinsured.)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

(2) Without in any way restricting the operation of paragraph (1) of this Clause, this reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

                  (a) Nuclear reactor power plants including all auxiliary property on the site, or

                  (b) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

                  (c) Installations for fabricating complete fuel elements or for processing substantial quantities of prescribed substances, and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

                  (d) Installations other than those listed in (c) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

(3) Without in any way restricting the operation of paragraphs (1) and (2) of this Clause, this reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph (3) shall not operate:

                  (a) where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

                  (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

(4)      Without in any way restricting the operation of paragraphs (1), (2) and
         (3) of this Clause, this reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

(5) This Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

(6) The term "prescribed substances" shall have the meaning given it by the Atomic Energy Control Act or by any law amendatory thereof.

(7)      The Reassured to be sole judge of what constitutes:

         (a)      substantial quantities, and

         (b)      the extent of installation, plant or site.

(8)      Without in any way restricting the operation of paragraphs (1), (2),
         (3) and (4) of this Clause, this reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, caused:

         (a) by any nuclear incident as defined in the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof, or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas; or

         (b)      by contamination by radioactive material.

NOTE:    Without in any way restricting the operation of paragraphs (1), (2),
         (3) and (4) of this Clause, paragraph (8) of this Clause shall only apply to all original contracts of the Reassured, whether new, renewal or replacement, which become effective on or after December 31, 1992.

          NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE -
                                     CANADA

(Wherever the word "Reassured" appears in this Clause, it shall be deemed to read "Reassured", "Reinsured", "Company", or whatever other word is employed throughout the text of the reinsurance agreement to which this Clause is attached to designate the company or companies reinsured.)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause, it is agreed that for all purposes of this reinsurance all the original liability contracts of the Reassured, whether new, renewal or replacement, of the following classes, namely,

                  Personal Liability,
                  Farmers Liability,
                  Storekeepers Liability,

         which become effective on or after 31st December, 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

         LIMITED EXCLUSION PROVISION.

         This Policy does not apply to bodily injury or property damage with respect to which an Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability.

         With respect to property, loss of use of such property shall be deemed to be property damage.

(3) Without in any way restricting the operation of paragraph (1) of this Clause, it is agreed that for all purposes of this reinsurance all the original liability contracts of the Reassured, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December, 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

         BROAD EXCLUSION PROVISION.

         It is agreed that this Policy does not apply:

                  (a) to liability imposed by or arising under the Nuclear Liability Act; nor

                  (b) to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

                  (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

                                    (i) the ownership, maintenance, operation or
                           use of a nuclear facility by or on behalf of an Insured;

                                    (ii) the furnishing by an Insured of
                           services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

                                    (iii) the possession, consumption, use,
                           handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

AS USED IN THIS POLICY:

1. The term "NUCLEAR ENERGY HAZARD" means the radioactive, toxic, explosive or other hazardous properties of radioactive material;

2. The term "RADIOACTIVE MATERIAL" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

3.       The term "NUCLEAR FACILITY" means:

                  (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

                  (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

                  (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

                  (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

         and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

4. The term "FISSIONABLE SUBSTANCE" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

5. With respect to property, loss of use of such property shall be deemed to be property damage.

       NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE AND LIABILITY -
                  (BOILER AND MACHINERY POLICIES) - REINSURANCE

(Wherever the word "Reassured" appears in this Clause, it shall be deemed to read "Reassured", "Reinsured", "Company", or whatever other word is employed throughout the text of the reinsurance agreement to which this Clause is attached to designate the company or companies reinsured.)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph:

                  This policy does not apply to "loss", whether it be direct or indirect, proximate or remote

                           (a) from an Accident caused directly or indirectly by
                  nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

                           (b) from nuclear reaction, nuclear radiation or
                  radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

(3) However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

(4) Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

                           (a) all policies issued by the Reassured effective on
                  or before 30th April, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th April, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

                           (b) with respect to any risk located in Canada,
                  policies issued by the Reassured effective on or before 30th June, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th June, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

           NUCLEAR ENERGY RISKS EXCLUSION CLAUSE (REINSURANCE) (1994)
                     (WORLDWIDE EXCLUDING U.S.A. AND CANADA)

(Wherever the word "Agreement" appears in this Clause, it shall be deemed to read "Agreement", "Contract", "Policy" or whatever other word is employed throughout the text of the reinsurance agreement to which this Clause is attached to designate the attached reinsurance document.)

This Agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this Agreement, Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers' Compensation and Employers' Liability) in respect of:

                  (I) All Property on the site of a nuclear power station.

                           Nuclear Reactors, reactor buildings and plant and
                  equipment therein on any site other than a nuclear power station.

                  (II) All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

                           (a)      the generation of nuclear energy; or

                           (b)      the Production, Use or Storage of Nuclear
                                    Material.

                  (III) Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

                  (IV) The supply of goods and services to any of the sites, described in (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

                  (i) Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors' plant and equipment);

                  (ii) Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;

provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

         (1) The provision of any insurance or reinsurance whatsoever in respect of:

                  (a)      Nuclear Material;

                  (b) Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or - for reactor installations - as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

         (2) The provision of any insurance or reinsurance for the undernoted perils:

                           -        fire, lightning, explosion;

                           -        earthquake;

                           - aircraft and other aerial devices or articles dropped therefrom;

                           -        irradiation and radioactive contamination;

                           - any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

                           in respect of any other Property not specified in (1)
                  above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Definitions

         "Nuclear Material" means:

                           (i) Nuclear fuel, other than natural uranium and
                  depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

                           (ii) Radioactive Products or Waste.

         "Radioactive Products or Waste" means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilization of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

         "Nuclear Installation" means:

                           (i) Any Nuclear Reactor;

                           (ii) Any factory using nuclear fuel for the
                  production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

                           (iii) Any facility where Nuclear Material is stored,
                  other than storage incidental to the carriage of such material.

"Nuclear Reactor" means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

"Production, Use or Storage of Nuclear Material" means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

"Property" shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

"High Radioactivity Zone or Area" means:

                  (i) For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

                  (ii) For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

N.M.A. 1975(a)
April 1, 1994

             NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE AND LIABILITY (BOILER AND MACHINERY POLICIES) - REINSURANCE - CANADA

1. This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

         This Policy does not apply to loss, whether it be direct or indirect, proximate or remote

                  (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

                  (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

3. However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

4. Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that policies issued by the Reassured effective on or before 31st December, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.

NOTES: Wherever used herein the terms:

         "Reassured"       shall be understood to mean "Company", "Reinsured",
                           "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

         "Agreement"       shall be understood to mean "Agreement", "Contract",
                           "Policy" or whatever other term is used to designate the attached reinsurance document.

         "Reinsurers"      shall be understood to mean "Reinsurers",
                           "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

        NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE

(Wherever the word "Reassured" appears in this Clause, it shall be deemed to read "Reassured", "Reinsured", "Company", or whatever other word is employed throughout the text of the reinsurance agreement to which this Clause is attached to designate the company or companies reinsured.)

(1) This reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

(2) Without in any way restricting the operation of paragraph (1) of this Clause, this reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

                  I. Nuclear reactor power plants including all auxiliary property on the site, or

                  II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

                  III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

                  IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

(3) Without in any way restricting the operation of paragraphs (1) and (2) hereof, this reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph (3) shall not operate:

                  (a) where the Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

                  (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st January, 1960, this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

(4)      Without in any way restricting the operation of paragraphs (1), (2) and
         (3) hereof, this
         reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

(5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

(6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

(7)      The Reassured to be sole judge of what constitutes:

         (a)      substantial quantities, and

         (b)      the extent of installation, plant or site.

                           WAR RISKS EXCLUSION CLAUSE

As regards interest which at time of loss or damage are on shore, no Liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising fifty States of the Union and the District of Columbia, its territories and possessions, including the Panama Canal Zone and the Commonwealth of Puerto Rico and including Bridges between the United States of America and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under original policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

Nevertheless, this clause shall not be construed to apply to loss or damage occasioned by Riots, Strikes, Civil Commotion, Vandalism, Malicious Damage, including acts committed by agents of any government, party or faction engaged in war, hostilities or other warlike operation, provided such agents are acting secretly and not in connection with any operations of military or naval armed forces in the country where the interest insured is situated.

                        INSOLVENCY FUNDS EXCLUSION CLAUSE

This Contract excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency find, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by an competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

NOTE: Wherever used herein the terms:

"Company" Shall be understood to mean "Company", "Reinsured", "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

"Contract" Shall be understood to mean "Agreement", "Contract", "Policy" or whatever other term is used to designate the attached reinsurance document.

"Reinsurers" Shall be understood to mean "Reinsurers", "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.